10f-3 REPORT

Smith Barney Dividend and Income Fund

February 1, 2005 to July 31, 2005


Issuer: Las Vegas Sands Corp.(due 2015)
Trade Date: 2/3/2005
Selling Dealer: Goldman Sachs
Amount:  200,000
Price: 99.09
% Received by Fund: 0.080%
% of Issue (1): 16.000% A

(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.

A - Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of 40,000,000.

10f-3 Syndicate Reporting Supplement:
Joint/Lead Manager (s):
Goldman Sachs & Co.

Merrill Lynch & Co.

Co-Manager (s):
Citigroup
JP Morgan Securities
Lehman Brothers
Merrill Lynch & Co.
UBS Financial Services Inc.

Selling Group:
N/A


Issuer: Tribal Gaming (Mohegan), 6.875% due 2/15/15
Trade Date: 2/3/2005
Selling Dealer: Bank of America
Amount:  125,000
Price: 100.00
% Received by Fund: 0.083%
% of Issue (1): 13.333% B

(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.
B - Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of 40,000,000.

10f-3 Syndicate Reporting Supplement:
Joint/Lead Manager (s):
Banc of America Securities LLC
Citigroup
SG Corporate & Investment Banking

Co-Manager (s):
Calyon Securities USA Inc.
Commerzbank AG
Key Capital Markets Inc.
RBS Greenwich Capital
Wells Fargo Securities

Selling Group:
N/A


Issuer: Levi (Floating Rate Note)
Trade Date: 3/7/2005
Selling Dealer: Bank of America
Amount:  50,000
Price: 100.00
% Received by Fund: 0.013%
% of Issue (1): 3.684% C

(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.
C - Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of 14.000,000.

10f-3 Syndicate Reporting Supplement:
Joint/Lead Manager (s):
Banc of America LLC
Citigroup
Goldman Sachs & Co.
JP Morgan
Scotia Capital Inc.

Co-Manager (s):
Bear Stearns & Co Inc.
Credit Suisse First Boston Corp.

Selling Group:
N/A


Issuer: Chesapeake Energy Corp, Due 1/15/16
Trade Date: 4/13/2005
Selling Dealer: Lehman Brothers
Amount:  350,000
Price: 99.07
% Received by Fund: 0.058%
% of Issue (1): 3.333% D

(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.
D - Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of 20,000,000.

10f-3 Syndicate Reporting Supplement:
Joint/Lead Manager (s):
N/A

Co-Manager (s):
N/A

Selling Group:
N/A


Issuer: SunGuard Data Systems Inc. (due 8/15/13)
Trade Date: 7/27/2005
Selling Dealer: Deutsche Bank
Amount:  75,000
Price: 100.00
% Received by Fund: 0.005%
% of Issue (1): 1.028% A

(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.

A - Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of 16,450,000.

10f-3 Syndicate Reporting Supplement:
Joint/Lead Manager (s):
Deutsche Bank Securities
Citigroup
JP Morgan
Goldman Sachs & Co.
Morgan Stanley
Banc of America Securities LLC

Co-Manager (s):
RBC Capital Markets
BNY Capital Markets, Inc.

Selling Group:
N/A